UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 1, 2013
(Date of Report (Date of Earliest Event Reported))

United Bancorp, Inc.
(Exact name of registrant as specified in charter)

Michigan	0-16640	38-2606280
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

2723 S. State Street, Ann Arbor, MI  48104
(Address of principal executive offices)

(734) 214-3700
(Registrant's telephone number including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2013, Todd C. Clark was appointed as President of United Bank & Trust (the "Bank"), the banking subsidiary of United Bancorp, Inc. (the "Company"). Clark served as Chief Banking Officer and as Community President for the Bank's Washtenaw market prior to his appointment as President, and is currently Executive Vice President of the Company.

Mr. Clark has over 21 years of experience in the financial services industry, and joined United Bank & Trust in 2000. His appointment is part of a larger succession plan to ensure a smooth transition of leadership as the Board of Directors is planning for the retirement of the Company's Chief Executive Officer, Robert K. Chapman.

Mr. Clark is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K. There is no arrangement or understanding pursuant to which Mr. Clark was appointed as President of the Bank.

Item 9.01	Financial Statements and Exhibits

(c)            Exhibits

99.1	Press Release dated March 1, 2013

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Bancorp, Inc. (Registrant)
By:

Date: March 1, 2013	/s/ Randal J. Rabe
Randal J. Rabe Executive Vice President and Chief Financial Officer